Exhibit 107

Calculation of Filing Fee Tables

Form S-3 ASR
(Form Type)

Telephone and Data Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities	Rules 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Subordinated Debt Securities	Rules 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Shares, no par value	Rules 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares	Rules 456(b) and Rule 457(r)	(1)(3)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1) This Registration Statement registers an indeterminate amount of Senior Debt Securities, Subordinated Debt Securities, Preferred Shares and Depositary Shares to be offered at indeterminate prices. This Registration Statement also covers (i) contracts which may be issued by the Registrant in connection with the issuance of Senior Debt Securities, Subordinated Debt Securities, Preferred Shares or Depositary Shares, including contracts for the delayed delivery of such securities, and (ii) such indeterminate amount of Senior Debt Securities, Subordinated Debt Securities, Preferred Shares or Depositary Shares that may be remarketed under a remarketing arrangement. No additional consideration will be received by the registrant for any such contracts or remarketed securities.

(2) Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees.

(3) In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Shares registered hereunder, Depositary Shares of the registrant, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Shares will be issued to the depositary under any such agreement.